                                                                     EXHIBIT 4.2

                                                                  Execution Copy



                         PHYSICIANS QUALITY CARE, INC.
                    AMENDED AND RESTATED CLASS B AND CLASS C
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                 June 20, 1997

                               TABLE OF CONTENTS




                                                                            Page
1.   Authorization of Class B Common Stock; Purchase and Sale of Class B
     Common Stock and Class C Common Stock                                    1

        1.1.  Authorization of Class B Common Stock and Class C Common
        Stock                                                                 1

        1.2.  Purchase and Sale of the Class B Common Stock and Warrants      2

        1.3.  The Closing                                                     2

2.   Representations and Warranties of the Company                            4

        2.1.  Organization and Corporate Power                                4

        2.2.  Authorization                                                   4

        2.3.  Capitalization                                                  4

        2.4.  Subsidiaries                                                    7

        2.5.  Financial Statements                                            7

        2.6.  Absence of Undisclosed Liabilities                              8

        2.7.  Absence of Certain Developments                                 8

        2.8.  Title to Properties                                             9

        2.9.  Tax Matters                                                    10

        2.10.  Contracts and Commitments                                     10

        2.11.  No Defaults                                                   10

        2.12.  Intellectual Property                                         11

        2.13.  Effect of Transactions                                        11

        2.14.  No Consent or Approval Required                               12
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                                      -i-

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                                                                            Page
                                                                            ----
        2.15.  Litigation                                                    12

        2.16.  Securities Laws                                               12

        2.17.  Business                                                      12

        2.18.  Brokerage                                                     13

        2.19.  Employees                                                     13

        2.20.  Insurance                                                     13

        2.21.  Environmental and Safety Laws                                 14

        2.22.  Benefit Plans                                                 16

        2.23.  Transactions with Affiliates                                  18

        2.24.  Books and Records                                             18

        2.25.  [Reserved]                                                    18

        2.26.  Regulatory Matters                                            19

        2.27.  Material Facts                                                20

3.   Representations and Warranties and other Agreements of the Investors    20

        3.1.  Representations and Warranties                                 20

        3.2.  Further Limitations on Disposition                             21

        3.3.  Legends                                                        22

4.   Conditions to the Investors' Obligations at the First Closing           23

        4.1.  Representations and Warranties                                 23

        4.2.  Performance                                                    23

        4.3.  Compliance Certificate                                         23
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                                     -ii-

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                                                                            Page
                                                                            ----

        4.4.  Restated Certificate of Incorporation                          23

        4.5.  Qualifications; Consents                                       23

        4.6.  Proceedings and Documents                                      23

        4.7.  Stockholders Agreement                                         23

        4.8.  Opinion of Company Counsel                                     24

        4.9.  Secretary's Certificate                                        24

        4.10.  Material Adverse Change                                       24

        4.11.  MCP and Flagship Agreements                                   24

        4.12.  Amendment to By-Laws.                                         24

        4.13.  Compliance Program.                                           24

        4.14.  Capital Certificate.                                          24

5.   Conditions of the Company's Obligations at any Closings                 24

        5.1.  Representations and Warranties                                 25

        5.2.  Payment of Purchase Price                                      25

        5.3.  Qualifications; Consents                                       25

6.   Conditions to the Investors' Obligations at the Additional Closings.    25

        6.1.  Representations and Warranties.                                25

        6.2.  Performance.                                                   26

        6.3.  Compliance Certificate.                                        26

        6.4.  Qualifications; Consents.                                      26

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                                     -iii-
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



                                                                            Page
                                                                            ----


        6.5.  Proceedings and Documents.                                    26

        6.6.  Other Agreements.                                             26

        6.7.  Opinion of Company Counsel.                                   26

        6.8.  Secretary's Certificate.                                      26

        6.9.  Business Plan.                                                27

        6.10.  Material Adverse Change.                                     27

7.   Covenants and Agreements.                                              27

        7.1.  Financial and Other Information                               27

        7.2.  Confidentiality                                               29

        7.3.  Insurance                                                     29

        7.4.  Use of Proceeds                                               30

        7.5.  Payment of Taxes; Corporate Existence, Regulatory Compliance  30

        7.6.  Dealings with Affiliates and Others                           31

        7.7.  Change in Nature of Business                                  31

        7.8.  Payment of Expenses                                           31

        7.9.  Cooperation and Access                                        31

        7.10.  Allocation of Purchase Price.                                32

        7.11.  Conduct of Business                                          32

        7.12.  Reservation of Shares                                        32

        7.13.  Future Financings.                                           32

        7.14.  Period.                                                      34
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                                     -iv-




                                                                            Page
                                                                            ----
        7.15.  Disclosure of Investment.                                    34

        7.16.  Consolidation                                                35

        7.17.  Form S-1.                                                    35

8.   Negative Covenants                                                     35

9.   Definitions                                                            36

        9.1.  Certain Defined Terms                                         36

        9.2.  Certain Matters of Construction                               39

        9.3.  Cross Reference Table                                         40

10.  Miscellaneous                                                          41

       10.1.   Survival of Covenants; Assignability of Rights               41

       10.2.   Incorporation by Reference                                   42

       10.3.   Parties in Interest                                          42

       10.4.   Amendments and Waivers                                       42

       10.5.   Governing Law                                                42

       10.6.   Effect of Investigations.                                    42

       10.7.   Notices                                                      42

       10.8.   Effect of Headings                                           43

       10.9.   Entire Agreement                                             44

       10.10.  Severability                                                 44

       10.11.  Counterparts                                                 44


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                                                                            ----
List of Exhibits and Schedules                                               51
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                                     -vi-

                         PHYSICIANS QUALITY CARE, INC.

                    AMENDED AND RESTATED CLASS B AND CLASS C
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

          This AMENDED AND RESTATED CLASS B AND CLASS C COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made this ___ day of June, 1997 by and among
                ---------
PHYSICIANS QUALITY CARE, INC., a Delaware corporation (the "Company") and each
                                                            -------
of BAIN CAPITAL FUND V, L.P., a Delaware limited partnership, BAIN CAPITAL FUND V-B, L.P., a Delaware limited partnership, BCIP ASSOCIATES, a Delaware partnership, and BCIP TRUST ASSOCIATES, L.P., a Delaware limited partnership (each of whom individually is referred to herein as a "Bain Investor" and
                                                       -------------
collectively they are referred to as the "Bain Investors") and ABS CAPITAL
                                          --------------
PARTNERS II, L.P., a Delaware limited partnership ("Capital") and each of the
                                                    -------
persons set forth on Annex I hereto (each of whom individually is referred to herein as a "Capital Investor" and, together with Capital, the "Capital
             ----------------                                   -------
Investors"), and each of GS Capital Partners II, L.P., a Delaware limited
---------
partnership, Goldman, Sachs & Co., Verwaltungs GmbH, GS Capital Partners II Offshore, L.P., The Goldman Sachs Group, L.P., a Delaware limited partnership (each of whom individually is referred to herein as a "Goldman Investor," and
                                                       ----------------
collectively, they are referred to as the "Goldman Investors" and, together with
                                           -----------------
the Capital Investors and the Bain Investors, the "Investors") amends and
                                                   ---------
restates in its entirety, other than as expressly set forth in Section 2, the Class B Common Stock and Warrant Purchase Agreement between the Company and each of the Bain Investors dated as of August 30, 1996, as amended by Amendment No. 1 dated December 11, 1996 (the "Original Agreement").
                              ------------------

      THE PARTIES HERETO AGREE AS FOLLOWS:

  1.  Authorization of Class B Common Stock; Purchase and Sale of Class B Common
      --------------------------------------------------------------------------
Stock and Class C Common Stock.
------------------------------

      1.  Authorization of Class B Common Stock and Class C Common Stock.
          --------------------------------------------------------------
The Company has issued and sold an aggregate of 2,809,296 shares of Class B-1 Common Stock, $.01 par value per share (the "Class B-1 Common Stock") and
                                             ----------------------
1,790,704 shares of Class B-2 Common Stock, $.01 par value per share (the "Class
                                                                           -----
B-2 Common Stock", and together with the Class B-1 Common Stock, the "Class B
----------------                                                      -------
Common Stock"). The Company has authorized the issuance and sale of up to
------------
13,846,155 shares of Class C Common Stock, $.01 par value per share (the "Class
                                                                          -----
C Common Stock") to be issued under this Agreement; and has authorized that
--------------
number of shares of Class B Common Stock and Class C Common Stock issuable, from time to time, under the Class B Warrants and Class C Warrants defined below. The rights, privileges, and preferences of the Class B Common Stock and the Class C Common Stock are as set forth in the Restated Certificate of Incorporation, as amended and restated in the form attached to this Agreement as Exhibit B (the "Restated Certificate").
 --------------------

     2.  Purchase and Sale of the Class B Common Stock and Warrants.
         ----------------------------------------------------------
Subject to the terms and conditions of the Original Agreement and on the basis of the representations and warranties set forth therein, the Company sold to the Bain Investors and each such Bain Investor purchased from the Company (a) the number of shares of Class B-1 Common Stock or Class B-2 Common Stock, as the case may be (the "Class B Shares") set forth opposite
                                       --------------
such Investor's name on Exhibit A-1 hereto under the heading "Total Class B Shares" and (b) the number of warrants to purchase shares of Class B Common Stock (the "Class B Warrants") set forth opposite such Investor's name on
            ----------------
Exhibit A-1 hereto under the heading "Total Class B Warrants", in the form therefor attached hereto as Exhibit C-1, and subject to adjustment as provided herein. For purposes of this Agreement, shares of Class B Common Stock issued pursuant to the exercise of the Class B Warrants shall be "Reserved Class B Shares". The Class B Warrants have an initial exercise
 -----------------------
price of $2.50 per share. Such initial exercise price shall be subject to adjustment in accordance with the terms of the Class B Warrants.

     (b) Purchase and Sale of the Class C Common Stock and Warrants.
         ----------------------------------------------------------
Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to the Investors and each such Investor, severally and not jointly, agrees to purchase from the Company in accordance with Section 1.3(a) with respect to the First Closing and in accordance with Section 1.3(b) with respect to the Additional Closing (a) the number of shares of Class C Common Stock (the "Class
                                                                          -----
C Shares") set forth opposite such Investor's name on Exhibit A-2 hereto under
--------
the heading "Total Class C Shares" and (b) the number of warrants to purchase shares of Class C Common Stock (the "Class C Warrants") set forth opposite such
                                     ----------------
Investor's name on Exhibit A-2 hereto under the heading "Total Class C Warrants", in the form therefor attached hereto as Exhibit C-2, and subject to adjustment as provided herein. For purposes of this Agreement, shares of Class C Common Stock issued pursuant to the exercise of the Class C Warrants shall be "Reserved Class C Shares". The Class C Warrants shall have an initial exercise
 -----------------------
price of $3.25 per share. Such initial exercise price shall be subject to adjustment in accordance with the terms of the Class C Warrants. The Class B Shares and Class C Shares shall be referred to collectively as the "Shares," the
                                                                    ------
Class B Warrants and the Class C Warrants shall be referred to collectively as the "Warrants," and the Reserved Class B Shares and the Reserved Class C Shares
     --------
shall be referred to collectively as the "Reserved Shares".
                                          ---------------

    3.  The Closings.  The purchase and sale of the Class C Shares and
        ------------
Class C Warrants shall take place at one or more closings (the "Closings") at
                                                                --------
the offices of Ropes & Gray, One International Place, Boston, Massachusetts or at such other place as the parties shall mutually agree. At each Closing, the Company will deliver to each of the Investors (a) a certificate or certificates, registered in such Investor's name, representing the number of Class C Shares to be acquired by such Investor at such Closing and (b) the number of Class C Warrants to be acquired by such Investor at such Closing, upon receipt from the Investors of payment in an amount equal to the amount set forth opposite such Investor's name on Exhibit A-2 hereto under the heading "First Closing Payment" or
                                         ---------------------
"Additional Closing Payment", as the case may be in lawful money of the
 --------------------------
United States of America by wire transfer of immediately available funds to the Company.

               (a)  The First Closing.  The first Closing (the "First Closing")
                    -----------------                           -------------
     shall take place at 10:00 a.m. Boston time on June 20, 1997 or at such other time as the parties shall mutually agree. Upon the fulfillment of the conditions set forth in Sections 4 and 5 hereof, the Company shall sell and each Investor shall purchase the number of Shares set forth opposite such Investor's name on Exhibit A-2 hereto under the heading "First Closing
                                                                   -------------
     Number of Shares" and the number of Warrants set forth opposite such
     ----------------
     Investor's name on Exhibit A-2 hereto under the heading "First Closing
                                                              -------------
     Warrants".  At the First Closing upon receipt from each Investor of a
     --------
     payment equal to the amount set forth opposite such Investor's name on Exhibit A-2 hereto under the heading "First Closing Payment", the Company
                                           ---------------------
     shall deliver to each Investor one or more certificates representing the total number of Shares set forth opposite such Investor's name on Exhibit A-2 hereto under the heading "First Closing Number of Shares" and the
                                   ------------------------------
     Company shall deliver to the Investors Warrants to purchase the total number of shares of the Company's Class C Common Stock, as set forth opposite such Investor's name on Exhibit A-2 under the heading "First
                                                                     -----
     Closing Warrants".
     ----------------

               (b)  The Additional Closings.  Additional closings (the
                    -----------------------
     "Additional Closings") shall take place, if requested by any Investor, at
     --------------------
     any time prior to an initial underwritten public offering of the Company's securities, at such time and place as the parties shall mutually agree no earlier than 15 days after the date on which such Investor's request is received by the Company. Upon the fulfillment of the conditions set forth in Sections 5 and 6 hereof, at any Additional Closing the Company shall sell and each Investor that desires to participate in such Additional Closing shall purchase an amount of shares of Class C Common Stock up to the total number of shares to be purchased at the Additional Closing set forth opposite such Investor's name on Exhibit A-2 hereto under the heading
                                            -----------
     "Additional Closing Number of Shares" and an equal number of Warrants.  At
      -----------------------------------
     the Additional Closing, upon receipt from each Investor participating in such Additional Closing of a payment equal to $3.25 multiplied by the number of shares of Class C Common Stock to be purchased by the Investor at such Closing, the Company shall deliver to each Investor participating in such Additional Closing one or more certificates representing the total number of Shares and the Company shall deliver to each Investor Warrants to purchase an equal number of shares of the Company's Class C Common Stock.

2.   Representations and Warranties of the Company.
     ---------------------------------------------

     The Bain Investors have relied upon the Company's representations and warranties contained in the Original Agreement as an inducement to their purchase of the Class B Shares on each of August 30, 1996, December 11, 1996 and April 18, 1997 thereunder and the representations and warranties contained in the Original Agreement shall survive. In order to induce the Investors to purchase the Class C Shares hereunder, the Company hereby represents and warrants to each Investor with respect to Class C Shares being purchased by them hereunder as of the date hereof and represents and warrants to each Investor with respect to the Class C Shares being purchased by them hereunder at a Closing as of the date of such Closing:

     1.  Organization and Corporate Power.  Each of the Company, Medical
         --------------------------------
Care Partners, P.C., a professional corporation organized under the laws of The Commonwealth of Massachusetts ("MCP"), and Flagship Health, PA, a professional
                                ---
association organized under the laws of the State of  Maryland ("Flagship"), is
                                                                 --------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction where such qualification is required. Each of the Company, MCP and Flagship has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby. The copies of the Amended and Restated Certificate of Incorporation and By-laws of the Company, the Articles of Organization and By-laws of MCP, and the Articles of Incorporation and By-laws of Flagship each as amended to date, which have been furnished to the counsel for the Investors by the Company, are correct and complete.

     2.  Authorization.  This Agreement, the Stockholders Agreement as
         -------------
amended by Amendment No. 2 to the Stockholders Agreement to be delivered pursuant to Section 4.7 among the Company, the Stockholders named therein and the Investors (as so amended the "Stockholders Agreement"), and any other
                                  ----------------------
agreements, instruments, or documents entered into by the Company pursuant to this Agreement or the Stockholders Agreement (the "Transaction Agreements"),
                                                   ----------------------
have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement, the Stockholders Agreement and the Transaction Agreements and the issuance of the Shares, the Warrants, the Reserved Shares and the Conversion Shares have been duly authorized by all necessary corporate action of the Company.

     3.  Capitalization.  (a)  Upon the filing of the Restated Certificate
         --------------
but prior to the issuance of the Class C Shares to the Investors hereunder, the entire authorized capital stock of the Company will consist of (i) 10,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are outstanding, and (ii) 150,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), 101,292,692 shares of the Common Stock are
            ------------
designated as Class A Common Stock, of which 20,151,864 shares are issued and outstanding 6,727,043 shares are designated as Class B-1 Common Stock, of which 2,809,296 shares are issued and outstanding; 4,287,957 shares of the Common Stock are designated as Class B-2 Common Stock, of which 1,790,704 shares are issued and outstanding, 27,692,310 shares of the Common Stock are designated as Class C Common Stock, of which no shares are issued and outstanding on the date of this Agreement. The Company has reserved (i) 2,450,766 shares of Class A Common Stock for issuance to certain employees upon exercise by such employees of options granted or to be granted pursuant to the Company's Equity Incentive Plan, which plan is described in Schedule 2.3A attached hereto, (ii) up to 3,917,747 shares of Class B-1 Common Stock, 2,497,253 shares of Class B-2 Common Stock and 13,846,155 shares of Class C Common Stock as Reserved Shares for issuance upon exercise of the Warrants, (iii) 38,706,914 shares of Class A Common Stock for issuance upon conversion of the Class B Common Stock and Class C Common Stock in accordance with the terms of the Restated Certificate (the "Conversion Shares"). The Company has reserved 13,846,155 shares of Class C
------------------
Common Stock for issuance at the First Closing and the Additional Closings under
Section 1.3 hereof. When issued in accordance with the terms of this Agreement, the Class C Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and the Reserved Shares and Conversion Shares will, each upon issuance in accordance with the terms of the Company's Restated Certificate, be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, charges or encumbrances of any kind. All outstanding capital stock of the Company has been duly authorized, validly paid and is nonassessable. Schedule 2.3A hereto contains a list of (i) all holders of record of capital stock of the Company, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, securities, (including notes and debt securities) or other commitments convertible, exercisable or exchangeable into shares of capital stock or other equity securities of the Company or pursuant to which the Company is or may become obligated to issue any shares of the capital stock or other equity securities of the Company, which names all persons entitled of record to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder as of the date hereof. Except as set forth in Schedule 2.3A, there are no outstanding warrants, options or other rights to purchase or subscribe for or acquire from the Company, or exchangeable for or convertible into, any shares of capital stock or any call, commitment or claim relating to capital stock, or stock appreciation, phantom stock, profit participation or similar rights. Except as provided herein or as set forth in Schedule 2.3A or in the

Stockholders Agreement, there are no preemptive rights with respect to the issuance or sale by the Company of the Shares, the Reserved Shares or the Conversion Shares. Except as provided in the Stockholders Agreement, or as set forth on Schedule 2.3A or as imposed by applicable securities laws, upon the Closing there are no agreements or restrictions with respect to the transfer, purchase or voting of any shares of the Company's capital stock or the capital stock of MCP or Flagship. Other than as set forth in the Stockholders' Agreement or as set forth in Schedule 2.3A, there are no existing rights with respect to registration under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act"), of any of the Company's capital stock. The Company has not violated the
---
Securities Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities. Except as set forth on Schedule 2.26, all stock issued by the Company was issued in compliance with all applicable federal and state laws.

          (b) The entire authorized capital stock of MCP consists of 10,000 shares of Common Stock $.01 par value per share, of which 1,000 shares are issued and outstanding and owned of record by Jay Ungar, M.D. (the "MCP Sole
                                                                    --------
Stockholder") and no other shares are issued and outstanding.  MCP holds no
-----------
shares of Common Stock in its treasury. All capital stock of MCP has been duly authorized, validly paid and is nonassessable and free and clear of all liens, charges or encumbrances of any kind. Other than as set forth in the MCP Designation Agreement or as set forth in Schedule 2.3B, there are no outstanding warrants, options or other rights to purchase or acquire from MCP, or exchangeable for or convertible into, any shares of the capital stock of MCP or any call, commitment or claim relating to capital stock, or stock appreciation, phantom stock, profit participation or similar rights. There are no preemptive rights with respect to the issuance or sale by MCP of any shares of its capital stock. There are no existing rights with respect to registration under the Securities Act of any of the capital stock of MCP. MCP has not violated the Securities Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities. The MCP Sole Stockholder, MCP and the Company have executed and delivered that certain Shareholder Designation and Stock Transfer Agreement (the "MCP Designation Agreement"), dated as of August
                               -------------------------
9, 1996, a true and complete copy of which has been provided to the Investors' counsel. The Company and MCP have executed and delivered that certain amended and restated Services Agreement (the "MCP Services Agreement") dated as of
                                      ----------------------
August 30, 1996, a true and complete copy of which has been provided to the Investors' counsel. The MCP Designation Agreement and the MCP Services Agreement are collectively referred to herein as the "MCP Agreements". Each of
                                                      --------------
the MCP Agreements is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms. No breach or default by any party to any of the MCP Agreements has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute a breach or default.

          (c) The entire authorized capital stock of Flagship consists of 1,000 shares of

Common Stock $5.00 par value per share, of which 1,000 shares are issued and outstanding and owned of record by Laura Mumford M.D.  (the "Flagship
                                                                        --------
Sole Stockholder") and no other shares are issued and outstanding.  Flagship
----------------
holds no shares of Common Stock in its treasury. All capital stock of Flagship has been duly authorized, validly paid and is nonassessable and free and clear of all liens, charges or encumbrances of any kind. Other than as set forth in the Flagship Designation Agreement or as set forth in Schedule 2.3C, there are no outstanding warrants, options or other rights to purchase or acquire from Flagship, or exchangeable for or convertible into, any shares of the capital stock of Flagship or any call, commitment or claim relating to capital stock, or stock appreciation, phantom stock, profit participation or similar rights.
There are no preemptive rights with respect to the issuance or sale by Flagship of any shares of its capital stock. There are no existing rights with respect to registration under the Securities Act of any of the capital stock of Flagship. Flagship has not violated the Securities Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities. The Flagship Sole Stockholder, Flagship and the Company have executed and delivered that certain Shareholder Designation and Stock Transfer Agreement dated December 11, 1996 (the "Flagship Designation Agreement"), a true and complete copy of
               ------------------------------
which has been provided to the Investors' counsel. The Company and Flagship have executed and delivered that certain Services Agreement (the "Flagship
                                                                  --------
Services Agreement") dated as of December 11, 1996, a true and complete copy of
------------------
which has been provided to the Investors' counsel. The Flagship Designation Agreement and the Flagship Services Agreement are collectively referred to herein as the "Flagship Agreements". Each of the Flagship Agreements is the
               -------------------
legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms. No breach or default by any party to any of the Flagship Agreements has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute a breach or default.

     4.  Subsidiaries.  Except for (i) the Subsidiaries of the Company
         ------------
listed on Schedule 2.4, (ii) MCP and (iii) Flagship, the Company has no Subsidiaries and has no investments in, or affiliations with, any other corporation or business organization. All capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid, nonassessable and free and clear of all liens. All such stock was issued in compliance with all applicable state and federal laws concerning the issuance of securities. Each of MCP, Flagship and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation as set forth in Schedule 2.4 and is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required except where the failure to so qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) Company and the Consolidated Entities (as defined in Section 7.16) taken as a whole. Each of the Subsidiaries has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated to be conducted.

     5.  Financial Statements.
         --------------------

           1. Attached hereto as Schedule 2.5A are the Company's (i) audited consolidated balance sheet as of December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal year then ended (the "1996 Financials") and (ii) the Company's unaudited consolidated
                 ---------------
     balance sheet as of March 31, 1997, and the related unaudited consolidated statements of income and cash flows for the Company for the three-month period then ended (the "1997 Financials," and together with the 1996 Financials, the "Financials"). The Financials are complete and correct in
                      ----------
     all material respects, have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company on a consolidated basis as of each such date and the results of operations for each such period then ended subject, in the case of the 1997 Financials, to normal year-end adjustments which, in the aggregate, will not be material.

           2. The financial projections for 1997-2000 of the Company in the form previously delivered to the Investors were prepared in good faith on the basis of the assumptions stated therein, and the Company has no reason to believe that such assumptions are not reasonable.

     6.  Absence of Undisclosed Liabilities.  Except as and to the extent
         ----------------------------------
reflected or reserved against in the Financials or as set forth on Schedule 2.6, neither the Company nor any of its Consolidated Entities has incurred any accrued or contingent liability arising out of any transaction, event or state of facts existing on or prior to the date hereof, which liability exists on the date hereof, except for liabilities which have arisen after the date of the Financials in the ordinary course of business and which do not result from, arise out of, relate to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law.

     7.  Absence of Certain Developments.  Since December 31, 1996, except as
         -------------------------------
reflected in the 1997 Financials or on Schedule 2.7, there has been no material adverse change and no event which could reasonably be expected to create a material adverse change in the condition, financial or otherwise, of the Company and its Consolidated Entities, taken as a whole or in the assets, liabilities, properties, business or prospects of the Company and its Consolidated Entities, taken as a whole. Without limiting the generality of the foregoing, since that date there has been no:

           (i) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any Consolidated Entity;

           (ii) loss, destruction or damage to any property of the Company or any of its Consolidated Entities, whether or not insured, which loss would have a material adverse affect on the Company and its Consolidated Entities taken as a whole;

           (iii) (x) labor trouble involving the Company or any of its Consolidated Entities or (y) any material change in any of their respective personnel or the terms and conditions of employment of such personnel with respect to clause (y);

           (iv) waiver of any valuable right by the Company or any of its Consolidated Entities;

           (v) loan or extension of credit to any officer or employee of the Company or any of its Consolidated Entities;

           (vi) disposition of any material assets (or any contract or arrangement therefor) by the Company or any of its Consolidated Entities other than for fair value in the ordinary course of business;

           (vii) merger, consolidation, amalgamation, liquidation, winding up, or dissolution of the Company or any of its Consolidated Entities;

           (viii) investment in, acquisition of, or affiliation with any business or assets of, (other than the purchase of supplies, equipment and similar assets by physician practice groups in the ordinary course of business) any Person by the Company or any of its Consolidated Entities;

           (ix) material change in the nature of the business conducted by the Company or any of its Consolidated Entities;

           (x) commencement or settlement of any action, suit, investigation or proceeding before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting the Company or any of its Consolidated Entities;

           (xi) incurrence of Indebtedness by the Company or any of its Consolidated Entities; or

           (xii)  any commitment with respect to any of the foregoing.

     8.  Title to Properties.  Except as disclosed in Schedule 2.8, each of the
         -------------------
Company and, to the Knowledge of the Company, each of its Consolidated Entities has good and marketable title or valid leasehold interest to all material properties and assets used in the business of the Company and its Consolidated Entities, taken as a whole, as presently conducted and as proposed to be conducted and to all of its material properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances other than Permitted Liens. All material personal property included in such properties which is used in the business of the Company and its Consolidated Entities taken as a whole is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which the Company or any of its Consolidated Entities is a party and which are material to the business of the Company and its Consolidated Entities taken as a whole are fully effective and afford the Company or such Consolidated Entity, as the case may be, peaceful and undisturbed possession of the subject matter of the lease. Neither the Company nor to the Knowledge of the Company any Consolidated Entity is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company and its Consolidated Entities, taken as a whole, and neither the Company nor to the Knowledge of the Company any Consolidated Entity has received any written notice of violation with which such recipient has not complied.

     9.  Tax Matters.  There are no material federal, state, county or local
         -----------
Taxes due and payable by the Company or any Consolidated Entity which have not been paid. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local Taxes of the Company and each Consolidated Entity, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state or local governmental agency. The Company and each Consolidated Entity have duly and timely filed all federal, state, county and local Tax Returns required to have been filed by them for any period ending on or before the date hereof, all such returns are accurate in all material respects and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

     10. Contracts and Commitments.  Except for the contracts described in
         -------------------------
Schedule 2.10 (the "Contracts"), true and complete copies of which have been
                    ---------
made available to counsel for the Investors, neither the Company nor any Consolidated Entity has any contract, obligation or commitment which involves by its terms a commitment in excess of $50,000 or any employment or noncompetition contracts (including contracts with any common law employee, agent or independent contractor), stock redemption, designation or purchase agreements, financing agreements, managed care contracts and other contracts with third-party payors, distribution right agreements, royalty agreements, licenses under which either the Company or any Consolidated Entity is licensee or licensor, leases of real property, pension, profit-sharing, retirement or stock option plans or any other Contract material to the Company. Each of the Contracts is the legal, valid and binding obligation of the Company or the Consolidated Entity party thereto, enforceable against the Company in accordance with its terms. No breach or default under any Contract by the Company or the Consolidated Entity that is a party thereto or, to the Knowledge of the Company, by any other party thereto, has occurred and is continuing and no event has occurred which with notice or lapse of time or both would constitute a breach or default thereunder except, in each case, for breaches or defaults which would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole.

     11.  No Defaults.  Neither the Company nor any Consolidated Entity is in
          -----------
default under, or in violation of, (a) under its organizational documents or its By-Laws, (b) any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (c) any order, writ, statute, law, rule, regulation, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign except, in the case of clause (b) and violations of statutes, laws, rules and regulations, for defaults which would not, individually or in the aggregate have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole and except as provided in Schedule 2.26. To the Knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, could constitute a default by the Company or any Consolidated Entity under any of the foregoing except, in each case, for breaches or defaults which, individually or in the aggregate would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole.

     12.  Intellectual Property.  Schedule 2.12 contains a list of all patents,
          ---------------------
trademarks, trade names, brand names and copyrights (in each case, whether issued or pending), and all licenses or rights with respect to any of the foregoing, owned or possessed by the Company or any Consolidated Entity on the date of this Agreement, all of which are in good standing and are free and clear of all liens and encumbrances of any nature, except as set forth on Schedule
2.12. To the knowledge of the Company, (i) neither the Company nor, any Consolidated Entity infringes any patent, copyright, trademark or other intellectual property rights of others and (ii) no third party is infringing on the patent, copyright, trademark or other intellectual property rights of the Company or any Consolidated Entity. All trade secrets, know how, technical processes and procedures developed and belonging to the Company or, to the Knowledge of the Company, any Consolidated Entity which are material to the business of the Company or its Consolidated Entities taken as a whole and which have not been patented have been kept confidential. The Company and, to the Knowledge of the Company, each Consolidated Entity has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, processes, computer software, patents, copyrights and trademarks required for, incident to or included in its products and its proposed products.

     13.  Effect of Transactions.  The execution, delivery and performance of
          ----------------------
this Agreement and the Stockholders Agreement, compliance with the provisions hereof and thereof by the Company, and the issuance, sale and delivery of the Shares, the Warrants, the Reserved Shares and the Conversion Shares, do not and will not, with or without the passage of time or the giving of notice or both,
(a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or its Consolidated Entities or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or those of any Consolidated Entity under its respective organizational documents or Bylaws or under any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company or any Consolidated Entity is a party or by which any of them or any of their property is bound or affected, including without limitation, the MCP Agreements, the Flagship Agreements and the Contracts.

     14.  No Consent or Approval Required.  Based in part on the representations
          -------------------------------
made by the Investors in Section 3 of this Agreement, other than federal or state securities law filings which have been made or which will be made in a timely manner after each Closing and other than the filing of the Company's Restated Certificate which, as of the First Closing, will have been filed, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body or any third party is required for or in connection with the valid and lawful authorization, execution, delivery and performance by the Company of this Agreement, the Stockholders Agreement, the Transaction Agreements, the MCP Agreements or the Flagship Agreements or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares and the issuance of the Warrants or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Reserved Shares and the Conversion Shares.

     15.  Litigation.  Except as set forth on Schedule 2.15, there is no action,
          ----------
suit, proceeding or investigation pending against the Company, or any Consolidated Entity, or, to the Knowledge of the Company, threatened against the Company or any Consolidated Entity including without limitation any action, suit, proceeding or investigation which questions the validity of this Agreement, the Stockholders Agreement, the MCP Agreements, the Flagship Agreements or the right of the Company, MCP or Flagship to enter into them or to consummate the transactions contemplated hereby or thereby, or which seeks a material amount of damages, fines or penalties or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, conditions, operations, affairs, or prospects of the Company and its Consolidated Entities taken as a whole, financial or otherwise, or any change in the current equity ownership of the Company or of any Consolidated Entity, nor is the Company aware that there is any basis for any such litigation or other proceeding. None of the Company or any of its officers or directors or any Consolidated Entity or, to the Knowledge of the Company, any of its officers or directors, is a party to, or subject to the provisions of, any judgment or decree of any court. There is no action, suit or proceeding by the Company or any Consolidated Entity currently pending or which the Company or any Consolidated Entity presently intends to initiate.

     16.  Securities Laws.  Assuming that the Investors' representations and
          ---------------
warranties contained in Section 3 of this Agreement are true and correct, the offer, issuance and sale by the Company to the Investors of the Shares, the Warrants, the Reserved Shares and the Conversion Shares are, and will be as of each Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been, or will be as of each Closing, registered or qualified (or are, or will be as of each Closing, exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state Blue Sky and securities laws.

     17.  Business.  Each of the Company and each Consolidated Entity has all
          --------
their material franchises, permits, licenses and other rights and privileges necessary to permit them to own their property and to conduct their present business taken as a whole. The operations of the Company and the Consolidated Entities comply with all applicable laws are, and they have been conducted, in compliance in all material respects, except as set forth on Schedule 2.26 with all applicable federal, state, local and foreign laws, rules, regulations and other requirements of all governmental authorities and of all states, municipalities and agencies thereof having jurisdiction.

     18.  Brokerage.  Except as disclosed on Schedule 2.18, there are no claims
          ---------
for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company or any Consolidated Entity, and the Company agrees to pay any such brokerage commissions, finder's fees or similar compensation whether or not listed on Schedule 2.18 and to indemnify and hold the Investors harmless against any damages incurred as a result of any such claim.

     19.  Employees.  There are no controversies or labor troubles pending, or
          ---------
to the best knowledge of the Company, threatened between it and its employees or, to the Knowledge of the Company, the employees of any Consolidated Entity and the Company's employees or the employees of any Consolidated Entity. To the Knowledge of the Company: (a) no employee of the Company or any Consolidated Entity is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company or such Consolidated Entity because of the nature of the business conducted or proposed to be conducted by the Company or such Consolidated Entity or for any other reason, and the continued employment by the Company or each Consolidated Entity of its respective present employees will not result in any such violation; (b) no officer or key employee of the Company or, to the Knowledge of the Company, any Consolidated Entity has any present intention of terminating his employment therewith nor does the Company or, to the Knowledge of the Company, any Consolidated Entity have any present intention of terminating any such employment; and (c) the Company and each Consolidated Entity has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations. Except as set forth in Schedule 2.10, and for such agreements entered into in connection with any affiliation transaction approved by the Investors after the date of this Agreement neither the Company nor, to the Knowledge of the Company, any Consolidated Entity is a party to any agreement with any of its respective officers or employees with respect to such person's employment.

     20.  Insurance.  Schedule 2.20 contains a complete and accurate list of all
          ---------
policies or binders of fire, liability, title, worker's compensation, malpractice, professional liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) to be in effect with respect to the Company or any Consolidated Entity on the date of the Closing. Such insurance provides coverage to the extent and in the manner (a) to the extent applicable, customary for a medical practice and
(b) as may be required by applicable law and by any and all Contracts to which the Company or any Consolidated Entity and any physician employed by any Consolidated Entity is a party. Neither the Company nor any Consolidated Entity is in default under any of such policies or binders, and neither the Company nor any Consolidated Entity has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion except, in each case, for such failure or defaults that do not have a material adverse effect on the Company and its Consolidated Entities taken as a whole. No insurer has advised the Company or any Consolidated Entity, or to the Knowledge of the Company, any physician employed by any Consolidated Entity that it intends to reduce coverage, increase premiums or fail to renew an existing policy or binder. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against and are in full force and effect.

     21.  Environmental and Safety Laws.
          -----------------------------

           (a) As used in this Agreement, the terms "Removal," "Remedial Action," "Release," "Hazardous Substance" and "National Priorities List" shall have the same meaning as those terms are given in the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and its
                                                             ------
     implementing regulations, and the terms "Hazardous Waste" and "Solid Waste" shall have the same meaning as those terms are given in the Resource Conservation and Recovery Act, as amended ("RCRA") and its implementing
                                                 ----
     regulations.

           (b) The ownership, use and operation by the Company or, to the Knowledge of the Company, any Consolidated Entity of each facility used in its business has been and, to the Knowledge of the Company, all ownership, use and operation of each such facility by any Person has been, in compliance in all material respects with all Federal, state and local environmental, safety and anti-pollution laws, including without limitation RCRA, its implementing regulations and all applicable state hazardous waste laws; the Clean Water Act, as amended, its implementing regulations and all applicable state and local effluent discharge laws; the Clean Air Act, as amended, its implementing regulations and all applicable state and local air emission laws; the Toxic Substances Control Act, as amended, its implementing regulations and all applicable state and local toxic substance laws; CERCLA, its implementing regulations and all applicable state and local environmental response, compensation and liability laws; the National Environmental Policy Act of 1969 and its implementing regulations; the Occupational Safety and Health Act, its implementing regulations and all applicable state and local worker safety and health laws; and all such laws concerning particulate emissions, hazard communication, surface water pollution, groundwater pollution, air pollution, solid wastes, hazardous wastes, hazardous substances, medical wastes, toxic substances, storage, handling, treatment, transportation, spills or other releases, and disposal of any Hazardous Substances, and exposure to or notification regarding any Hazardous Substances, and neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has reason to believe that any claim, action, lawsuit, proceeding, complaint or charge exists or may be brought for violation of any such laws.

           (c)  Neither the Company nor, to the Knowledge of the Company, any

     Consolidated Entity has any liability arising out of its own actions or inactions or, to the Knowledge of the Company, any other liability, whether fixed, unliquidated, absolute, contingent or otherwise, under any federal, state or local environmental, safety or anti-pollution laws, including any liability, responsibility or obligation for investigation, removal, Remedial Action or any fines, penalties, costs or expenses to effect compliance with or discharge any duty, obligation or claim under any such laws except for liabilities which would not have a material adverse effect upon the Company and its Consolidated Entities, taken as a whole, and neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has reason to believe that any claims, actions, suits, proceedings or investigations under such laws exist or may be brought or threatened.

          (d) There has not been, and is not occurring, at any facility owned or operated or previously owned or operated by the Company or, to the Knowledge of the Company, any Consolidated Entity any Release or threatened Release of any Hazardous Substance, Hazardous Waste, Solid Waste or petroleum, including crude oil or any fraction thereof, nor has the Company or, to the Knowledge of the Company, any Consolidated Entity any reason to believe such a Release either is occurring or has occurred at any time in the past. Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has applied or disposed of any Hazardous Substance, Hazardous Waste, Solid Waste or petroleum, including crude oil or any fraction thereof, in any manner which may form the basis for any present or future claim, demand or action seeking investigation, Removal, or Remedial Action at any facility, site, location or body of water, surface or subsurface, including groundwater or any costs or expenses related thereto.

          (e) Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity has sent, arranged for disposal or treatment, arranged with a transporter for transport for disposal or treatment, transported, or accepted for transport any Hazardous Substance, Hazardous Waste, Solid Waste or petroleum, including crude oil or any fraction thereof, to a facility, site or location, which, pursuant to CERCLA or any similar state or local law, (a) has been placed or is proposed to be placed, on the National Priorities List or its state equivalent or (b) which is subject to a claim, administrative order or other request to take clean up action, Removal or Remedial Action by any person or entity (including any governmental entity) or which is subject to a claim for damages by any person or entity (including any governmental entity).

          (f) Neither the Company nor, to the Knowledge of the Company, any Consolidated Entity stores, generates or produces any Hazardous Substance, Hazardous Waste, or petroleum in any material respect in violation of any law. There has not been any contamination of groundwater, surface waters, soils or sediments, as a result of the manufacture, storage, processing, loss, leak, escape, spillage, disposal or other handling or disposition by or on behalf of the Company or by or on behalf of, to the Knowledge of the Company, any Consolidated Entity of any product or substance on or prior to the Closing. All Hazardous Substances, Hazardous Wastes and petroleum stored by or on behalf of the Company by or on behalf of, to the Knowledge of the Company, any Consolidated Entity have been stored in all material respects in compliance with all Federal, state and local environmental, safety and anti-pollution laws.

          (g) All facilities located on owned or leased real estate of the Company, and those of, to the Knowledge of the Company, any Consolidated Entity have been approved by all necessary governmental authorities, and each of the Company and each Consolidated Entity has obtained and is in possession of all environmental and safety permits and licenses necessary for its business including permits required by local zoning laws. There have not been any environmental audits or assessments or occupational health studies undertaken by or on behalf of the Company by or on behalf of, to the Knowledge of the Company, any Consolidated Entity or governmental agencies with respect to the Company or, to the Knowledge of the Company, any Consolidated Entity or the Company's or, to the Knowledge of the Company, any such Consolidated Entity's assets, employees, facilities or properties, the results of groundwater and soil testing, the results of underground fuel, waste or waste tank tests and soil samples, written communications with Federal, state or local governments on environmental, safety or anti-pollution matters, and Occupational Safety and Health Administration citations.

          1. There have been no Hazardous Substances, Hazardous Wastes, Solid Wastes, petroleum, tanks, containers, cylinders, drums, bottles or cans buried, stored or deposited in or on any real property currently or formerly owned or operated by the Company or, to the Knowledge of the Company, any Consolidated Entity while owned or operated by the Company or, to the Knowledge of the Company, any Consolidated Entity, or to the Knowledge of the Company, before owned or operated by the Company or any Consolidated Entity.

     22.  Benefit Plans.
          -------------

           (a) Except as set forth in Schedule 2.22, neither the Company nor, to the Knowledge of the Company, any Consolidated Entity is a party to any written or unwritten (i) "employee benefit plan" (as that term is described in

     Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or obligation, or (ii) any "fringe benefit" plan or vacation pay or policy. The Company does not have any obligations to provide to its active employees or current retirees any post-retirement non-pension benefits. Any or all of the plans listed on
     Schedule 2.22 may be terminated by the Company or the Consolidated Entity, as the case may be, without restriction or limitation.

          (b) Except as set forth in Schedule 2.22, no employee has any claims threatened or pending against the Company or, to the Knowledge of the Company, any Consolidated Entity (whether under any law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period or with respect to which accruals or reserves are reflected in the Financials, or, with respect to the Company after the date of such Financials and with respect to any Consolidated Entity, on the books and records thereof, (ii) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period or with respect to which accruals or other reserves are reflected in the Financials, or, after the date of such Financials and with respect to any Consolidated Entity on the books and records of thereof, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or with respect to which accruals or reserves are reflected in the Financials, or, with respect to the Company after the date of such Financials and with respect to any Consolidated Entity, on the books and records, (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work or (v) ERISA.

          (c) All plans listed on Schedule 2.22 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 2.22. No such plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA, and the Company has not incurred any resulting liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. There has been no termination, partial termination or discontinuance of any contributions to any such Qualified Plan without notice to and approval by the Internal Revenue Service.

          (d)  With respect to all Employee Benefit Plans for which any employee is or was eligible to participate in, the Company or, to the Knowledge of the Company, any Consolidated Entity or any entity which, within the last six (6) years, has been under common control or affiliated with the Company or, to the Knowledge of the Company, any Consolidated Entity (an "ERISA Affiliate") within the meaning of Section 414(b), (c) or
                 ---------------
     (m) of the Code, is in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such employee benefit plans and each of the Company and each Consolidated Entity is in compliance in all material respects with its obligations under the terms of such plans. Except as disclosed on Schedule 2.22, all reports and other documents required by law or contract to be filed with any governmental agency or distributed to plan participants have been timely filed or distributed. None of the employee benefit plans are subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section III(37) of ERISA. No employee benefit plan of the Company or any ERISA Affiliate has engaged in any prohibited transaction as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

     23.  Transactions with Affiliates.  Except as disclosed in Schedule 2.23,
          ----------------------------
no stockholder, officer or director of the Company or those of any Consolidated Entity nor any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act) (herein, a "Related Party") is a party to any transaction in an amount greater
            -------------
than $10,000 with the Company or any Consolidated Entity, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party. Except as set forth in Schedule 2.23, no employee of the Company or, to the Knowledge of the Company, of any Consolidated Entity nor any Related Party is indebted in an amount greater than $1,000 to the Company or any Consolidated Entity and neither the Company nor, to the Knowledge of the Company, any Consolidated Entity is indebted to any such employee or Related Party other than reimbursement in the ordinary course of business and travel expenses not exceeding, in the aggregate, $5,000 and accrued and unpaid salary and vacation from the most recent regularly scheduled payroll period.

     24.  Books and Records.  The minute books of the Company and those of each
          -----------------
of the Consolidated Entities contain complete and accurate records of all meetings and other corporate actions of each of their respective stockholders, Boards of Directors and all committees, if any, appointed by their respective Boards of Directors. The stock ledger of the Company and that of each of the Consolidated Entities are complete and correct and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of each of the Company and such

Consolidated Entities.

     25.  [Reserved].

     26.  Regulatory Matters.
          ------------------

          (a) The Company and each of the Consolidated Entities and, to the Knowledge of the Company, all physicians employed by such Consolidated Entities have all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with ("Permits") any federal, state,
                                              -------
     local, foreign or other governmental agency, instrumentality, commission, authority, board or any other Person, necessary or desirable to conduct their business as now being conducted except where the failure to have any such Permit does not have a material adverse effect on the Company or its Consolidated Entities, taken as a whole. All Permits of the Company and the Consolidated Entities and, to the Knowledge of the Company, all physicians employed by the Consolidated Entities are valid and in full force and effect except where the failure to have any such Permit does not have a material adverse effect on the Company and its Consolidated Entities, taken as a whole. No notice to, declaration, filing or registration with, or Permit or consent from, any governmental or regulatory body or authority, or any other Person or entity, is required to be made or obtained by the Company or any Consolidated Entity in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Neither the Company nor any of the Consolidated Entities, nor any other persons or, to the Knowledge of the Company, entities providing professional services for the Consolidated Entities, have engaged in any activities which are prohibited under 42 U.S.C. (S)1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or any federal or state self-referral laws, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

           (c)  The representations and warranties contained in this Section
     2.26 are hereby qualified by Schedule 2.26.

     27.  Material Facts.  This Agreement, the Schedules hereto and furnished
          --------------
contemporaneously herewith, and each other agreement, document, certificate or written statement furnished or to be furnished to the Investors through the Closings by or on behalf of the Company or any Consolidated Entity in connection with the transactions contemplated hereby including the Form S-1 as provided to the Investors as of the date hereof (as defined in Section 7.16), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the circumstances in which they were made not misleading. To the Knowledge of the Company, there is no fact which has not been disclosed herein or otherwise by the Company to the Investors and which may materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company or of any Consolidated Entity.

3.   Representations and Warranties and other Agreements of the Investors.
     --------------------------------------------------------------------

     1.  Representations and Warranties.  Each Investor severally and not
         ------------------------------
jointly hereby represents and warrants that:

           (a)  Authorization.  Such Investor has full power and authority to
                -------------
     execute, deliver and perform this Agreement, the Stockholders' Agreement and the Transaction Agreements to which it is a party and to acquire the Shares and, each of this Agreement, the Stockholders Agreement and the Transaction Agreements constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms.

           (b)  Purchase Entirely for Own Account.  The Shares and Warrants to
                ---------------------------------
     be received by such Investor and the Reserved Shares received upon exercise of the Warrants and the Conversion Shares received upon conversion of the Shares (collectively, the "Securities") will be acquired for investment for
                                ----------
     such Investor's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such

     Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

           (c)  Restricted Securities.  Such Investor understands that the
                ---------------------
     Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares, the Warrants, the Reserved Shares or the Conversion Shares or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In the absence of an effective registration statement covering the Securities such Investor will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Stockholders Agreement.

          (d)  Formation.  Such Investor represents that it was not organized
               ---------
     for the purpose of making an investment in the Company.

          (e)  Suitability.  Such Investor is an Accredited Investor as such
               -----------
     term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

          (f)  Financial Condition.  Such Investor's financial condition is such
               -------------------
     that it is able to bear the risk of holding the Shares for an indefinite period of time and can bear the loss of its entire investment in its Shares.

          (g)  Experience.  Such Investor has such knowledge and experience in
               ----------
     financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Shares.

          (h)  Brokerage.  There are no claims for brokerage commissions or
               ---------
     finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor, and such Investor agrees to indemnify and hold the Company and the other Investors harmless against any damages incurred as a result of any such claims.

          (i)  Massachusetts.  Each of the Investors which was within the
               -------------
     jurisdiction of The Commonwealth of Massachusetts at the time it received the offer to purchase the Shares and/or consummated the sale of the Shares, represents and warrants that (i) it is a corporation or other entity not formed for the purpose of acquiring the Shares being purchased by it, (ii) it has total assets in excess of $5,000,000, (iii) a substantial part of its business activities consists of investing, purchasing, selling or trading in securities issued by others and (iv) its investment decisions are made by persons who have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

     2.  Further Limitations on Disposition.
         ----------------------------------

           (a) Each Investor further agrees not to make any disposition of all or any portion of the Shares, the Warrants or the Reserved Shares unless and until:

           (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

           (ii) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) such Investor shall have furnished the Company with a reasonably satisfactory opinion from counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition.

           (b) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by any Investor pursuant to Rule 144A or Rule 144 promulgated under the Securities Act or a transfer in compliance with the Securities Act by an Investor to a partner, subsidiary, shareholder or affiliate of such Investor or to an Affiliated Fund or to any director, officer or employee of the Company, MCP or Flagship, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Investor hereunder.

     3.  Legends.  It is understood that the certificates evidencing the Shares
         -------
(and the certificates evidencing the Conversion Shares) may bear substantially the following legends:

           (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144A or Rule 144 of such Act."

          (b) Any legend required by the Stockholders Agreement or the laws of any other applicable jurisdiction.

          (c) Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend and receipt of evidence to the Company's reasonable satisfaction of the occurrence of such events from the Investors shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

4.   Conditions to the Investors' Obligations at the First Closing.
     -------------------------------------------------------------

     The obligations of the Investors under Section 1.3(a) of this Agreement to purchase shares at the First Closing are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Investors in accordance with Section 9.5 hereof:

     1.  Representations and Warranties.  The representations and warranties of
         ------------------------------
the Company contained in Section 2 (i) that contain a materiality qualification shall be true and correct, and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     2.  Performance.  The Company shall have performed and complied with all
         -----------
agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     3.  Compliance Certificate.  The Chief Executive Officer of the Company
         ----------------------
shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, 4.5, 4.7, 4.10, 4.11 and 4.13
have been fulfilled and stating that except as disclosed on Schedule 2.7 there has been no material adverse change in the business affairs, operations, properties, assets, or condition or prospects of the Company and its Consolidated Entities, taken as a whole since March 31, 1997.

     4.  Restated Certificate of Incorporation.  The Company shall have filed
         -------------------------------------
with the Secretary of State of Delaware the Restated Certificate which is attached hereto as Exhibit B.

     5.  Qualifications; Consents.  All consents, authorizations, approvals, or
         ------------------------
Permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby and the lawful issuance and sale of the Shares and the issuance of the Warrants to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing.

     6.  Proceedings and Documents.  All corporate and other proceedings in
         -------------------------
connection with the transactions contemplated at such Closing and all documents incident thereto shall be satisfactory in form and substance to the Investors and the Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may request.

     7.  Stockholders Agreement.  Amendment No. 2 to the Stockholders Agreement
         ----------------------
substantially in the form of Exhibit D attached hereto shall have each been executed and delivered by the parties (other than the Investors) thereto.

     8.  Opinion of Company Counsel.  The Investors shall have received from
         --------------------------
Hale and Dorr, counsel for the Company, an opinion dated as of such Closing in substantially the form attached hereto as Exhibit E.

     9.  Secretary's Certificate.  The Secretary of the Company shall deliver to
         -----------------------
the Investors at such Closing a Certificate, dated as of such Closing, certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Stockholders Agreement, the issuance, sale and delivery of the Shares, the issuance of the Warrants, and reservation, issuance and delivery of the Reserved Shares and the Conversion Shares, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Stockholders Agreement; (c) that attached thereto is a true and complete copy of the Restated Certificate as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

     10.  Material Adverse Change.  Since December 31, 1996 there shall have
          -----------------------
been, in the judgment of the Investors, no material adverse change in the business affairs, operations, properties, assets or condition or prospects of the Company, Flagship or MCP.

     11.  MCP and Flagship Agreements.  The MCP and Flagship Agreements shall
          ---------------------------
be in full force and effect and no amendments to or waivers thereunder shall have occurred.

     12.  Amendment to By-Laws.  The Company's By-laws shall be amended
          --------------------
substantially in the form attached to Exhibit F hereto.

     13.  Compliance Program.  The Company shall have implemented procedures
          ------------------
designed to detect and deter violations of applicable health care and other laws, including without limitation establishment of a Compliance Committee of the board of directors comprised solely of physician and management representatives and engagement of qualified professional advisers to review operations and acquisitions.

     14.  Capital Certificate.  The Company shall deliver to Capital a
          -------------------
certificate substantially in the form attached hereto as Exhibit G.

5.   Conditions of the Company's Obligations at any Closings.
     -------------------------------------------------------

     The obligations of the Company under Sections 1 of this Agreement are subject to the fulfillment on or before any such Closing of each of the following conditions:

     1.  Representations and Warranties.  The representations and warranties of
         ------------------------------
the Investors contained in Section 3 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     2.  Payment of Purchase Price.  The Investors shall have delivered payment
         -------------------------
of the applicable aggregate purchase price of the Shares to be purchased by them at such Closing as set forth in Section 1.3.

     3.  Qualifications; Consents.  All consents, authorizations, approvals, or
         ------------------------
Permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are necessary in connection with the consummation of the transactions contemplated hereby and the lawful issuance and sale of the Shares and the issuance of the Warrants to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing.

6.   Conditions to the Investors' Obligations at the Additional Closings.
     -------------------------------------------------------------------

     The obligations of any Investor under Section 1.3(b) hereof that desires to purchase shares at any of the Additional Closings are subject to the fulfillment on or before each such Closing of each of the following conditions:

     1.  Representations and Warranties.  The representations and warranties in
         ------------------------------
Sections 2.1, 2.2, 2.8 (other than the incurrence of any liens or defect in title either (i) approved by the Board of Directors in accordance with the terms of the Restated Certificate or, if applicable, Section 8 or (ii) existing with respect to the assets of a physician practice at the time of its affiliation with the Company) through 2.24, 2.26 and 2.27 (i) that contain a materiality qualification shall be true and correct, and (ii) that do not contain a materiality qualification, shall be true and correct in all material respects as if made on the date of such closing. The representations in Section 2.3 shall be true and correct in all material respects except for changes in the capitalization and the issuances of stock, option, warrants and other securities approved by the Board of Directors of the Company in accordance with the Restated Certificate after the First Closing and the Investors in accordance with Section 8 of this Agreement. The representations in Section 2.4 shall be correct in all material respects except for changes with respect to the Company's Subsidiaries and Consolidated Entities approved by the Board of Directors of the Company in accordance with the Restated Certificate after the First Closing and the Investors in accordance with Section 8 of this Agreement. The audited financial statements for the most recent fiscal year and the unaudited financial statements for the most recent interim period provided to the Investors (the "Most Recent Financial Statements") shall be complete and
                    --------------------------------
correct, shall have been prepared in accordance with GAAP and shall fairly present, in all material respects, the financial position of the Company and its Consolidated Entities. The representations in Sections 2.6 and 2.7 shall be true and correct except that references therein to the Financials shall be the Most Recent Financial Statements and references to December 31, 1996 shall be to the date of the Most Recent Financial Statements.

     2.  Performance.  The Company shall have performed and complied in all
         -----------
material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     3.  Compliance Certificate.  The Chief Executive Officer of the Company
         ----------------------
shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Sections 6.1, 6.2, 6.4, 6.6 and 6.9 have been fulfilled and stating that there has been no material adverse change in the business affairs, operations, properties, assets, or condition or prospects of the Company and its Consolidated Entities since March 31, 1997.

     4.  Qualifications; Consents.  All consents, authorizations, approvals, or
         ------------------------
Permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are necessary in connection with the consummation of the transactions contemplated hereby and the lawful issuance and sale of the Shares to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing. Without limiting the generality of the foregoing, all applicable waiting periods (any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                           ---
Act") shall have expired or otherwise been terminated.
---

     5.  Proceedings and Documents.  All corporate and other proceedings in
         -------------------------
connection with the transactions contemplated at such Closing and all documents incident thereto shall be satisfactory in form and substance to the Investors and the Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may request.

     6.  Other Agreements.  Neither the Company nor the Management Stockholders
         ----------------
shall have breached or failed to perform its obligations under the Stockholders Agreement and no party shall have breached or failed to perform its obligations under the MCP Agreements or the Flagship Agreements.

     7.  Opinion of Company Counsel.  The Investors shall have received from
         --------------------------
Hale and Dorr, counsel for the Company, or such other counsel reasonably satisfactory to the Investors an opinion dated as of such Closing in form reasonably satisfactory to the Investors and their counsel.

     8.  Secretary's Certificate.  The Secretary of the Company shall deliver to
         -----------------------
the Investors at such Closing a Certificate, dated as of such Closing, certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Transaction Agreements, the issuance, sale and delivery of the Shares, the issuance of the Warrants, and reservation, issuance and delivery of the Reserved Shares and the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Stockholder Agreement and the Transaction Agreements; (c) that attached thereto is a true and complete copy of the Restated Certificate of Incorporation as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

     9.  Business Plan.  The Company shall be in compliance with its budgeted
         -------------
results of operations and other components of its Business Plan as in effect at the time of such Additional Closing and as previously approved by the Board of Directors of the Company.

     10.  Material Adverse Change.  Since the date of the Most Recent Financial
          -----------------------
Statements there shall have been, in the judgment of the Investors, no material adverse change in the business affairs, operations, properties, assets or condition or prospects of the Company, Flagship or MCP.

7.   Covenants and Agreements.
     ------------------------

     1.  Financial and Other Information.
         -------------------------------

           (a)  Accounts and Reports.  The Company will maintain a standard
                --------------------
     system of accounts in accordance with generally accepted accounting principles consistently applied.

           (b)  Annual and Quarterly Financial Statements.  The Company will
                -----------------------------------------
     deliver to each Investor: (i) within ninety (90) days after the end of each fiscal year a copy of the consolidated balance sheet of the Company and the Consolidated Entities as of the end of such year, together with consolidated and consolidating statements of income and of cash flows of the Company and the Consolidated Entities for such year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and certified in an audit report by independent public accountants of national standing selected by the Board of Directors of the Company, and (ii) copies of all financial statements and reports which the Company and each Consolidated Entity shall send to its stockholders or file with the Securities and Exchange Commission or any stock exchange on which any securities of the Company or any Consolidated Entity may be listed. The Company shall also deliver to each Investor, within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a copy of the consolidated balance sheet of the Company and each Consolidated Entity as of the end of such quarter and consolidated statements of income and of cash flows of the Company and each Consolidated Entity for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year, and actual versus budgeted amounts, to be in reasonable detail provided,
                                                                --------
     however, such financials are subject to year-end adjustments and may not
     -------
     contain all footnotes required under generally accepted accounting principles and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company that they are true and accurate in all material respects as of their dates.


           (c)  Monthly Financial Statements and Budgets.  The Company will
                ----------------------------------------
     furnish to each Investor: within thirty (30) days after the end of each month, other than the last month of any fiscal quarter or of the fiscal year of the Company and each Consolidated Entity, a copy of the consolidated balance sheet of each of the Company and the Consolidated Entities as of the end of such month and consolidated statements of income and of cash flows of each of the Company and the Consolidated Entities for such month, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal period, to be in reasonable detail, to be prepared in accordance with generally accepted accounting principles, consistently applied, and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company that they are true and accurate in all material respects as of their dates; and, to the extent provided to the Board of Directors, as soon as possible, but in any event at least thirty (30) days prior to the beginning of each fiscal year, a budget, prepared on a period by period basis with each period including four or five weeks, and operating plan for such fiscal year, each approved by the Company's Board of Directors, including projected balance sheets and statements of income and changes in financial condition of the Company and the Consolidated Entities for such months.

           (d)  Visits and Discussions.  The Company will permit each Investor
                ----------------------
     and the authorized representatives of each such Investor, at all reasonable times during normal business hours upon reasonable notice and as often as reasonably requested, to visit and inspect, at the expense of such Investor, any of the properties of the Company and any Consolidated Entity, including their respective books and records and, subject to reasonable arrangements with any transfer agents of the Company and any Consolidated Entity, lists of security holders, and to make extracts therefrom and to discuss the affairs, finances, and accounts of the Company and each Consolidated Entity with their respective officers; provided, however, that
                                                         --------  -------
     the Investors agree to use reasonable efforts to coordinate their visits and inspections to minimize disruptions to the Company's operations.

           (e)  Adverse Change; Litigation.  The Company will promptly advise
                --------------------------
     each Investor in writing of each suit or proceeding commenced or threatened against the Company or any Consolidated Entity which seeks a material amount of damages or, if adversely determined, would result in a material adverse change in the condition or business, financial or otherwise, of the Company and its Consolidated Entities taken as a whole and of any facts that come to the Company's attention which question in any material respect the accuracy or completeness of the representations and warranties contained herein when made.

           (f)  Other Information.  The Company will also furnish to each
                -----------------
     Investor with reasonable promptness, such other information and data with respect to the Company or any Consolidated Entity as such Investor may from time to time reasonably request.

     2.  Confidentiality.  Each of the Investors further covenants and agrees
         ---------------
that any person or entity receiving information under Section 7.1 or exercising rights of visitation or inspection granted hereunder shall maintain the confidentiality of all financial, confidential and proprietary information of the Company or any Consolidated Entity acquired by them in exercising such rights. Notwithstanding the preceding sentence, each Investor may (1) disclose such information when required by law or governmental order or regulation, or when required by a subpoena or other process, (2) disclose such information to the extent necessary to enforce this Agreement, (3) disclose such information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that the Investor informs such attorney, accountant, consultant or other professional of the confidential nature of such information, or (4) disclose such information as may be required by any prospective purchaser of any Shares, Warrants, Reserved Shares or Conversion Shares from such Investor, provided that such prospective purchaser agrees in writing to be bound by the provisions of this subsection. An Investor may also disclose such information to any affiliate, partner, shareholder or subsidiary of such Investor provided the Investor informs such persons of the confidential nature of such information.

     3.  Insurance.  Each of the Company and each Consolidated Entity will
         ---------
maintain a commercially reasonable amount of insurance with respect to all its insurable properties against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company or any Consolidated Entity and leased to and located upon or in or about any premises occupied by any other person; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain malpractice, professional liability, stop-loss insurance relating to capitated contracts, and all such other insurance as is usually maintained by persons engaged in the same or similar business as is the Company and the Consolidated Entities. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company and the Consolidated Entities may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

     4.  Use of Proceeds.  The Company will use the proceeds of the sale of the
         ---------------

Class C Shares in the Closing in order to finance the acquisitions approved by the Board of Directors and, if applicable, the Investors pursuant to Section 8 hereof, and for working capital, including the funding of operating losses, capital expenditures and repayment of indebtedness to Banker's Trust.

     5.  Payment of Taxes; Corporate Existence, Regulatory Compliance. Each of
         ------------------------------------------------------------
the Company and each Consolidated Entity (unless the Company has no ownership or management responsibility for or liability in respect of Taxes for such Consolidated Entity) will:

           (a) pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Consolidated Entity
     --------  -------
     shall be required to pay any Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any Consolidated Entity, as the case may be, shall have set aside on its books reserves (classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto; and provided further, that neither the Company nor any Consolidated Entity shall have any obligation to make any payments under this paragraph (a) with respect to property subject to leases pursuant to the terms of which the lessees thereof have undertaken to make such payments;

           (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided, however, that nothing in this paragraph (b) shall (i) prevent the abandonment or termination of the Company's or any Consolidated Entity's authorization to do business in any foreign state or jurisdiction if, in the opinion of its Board of Directors, such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to the holders of the Shares or (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith;

           (c) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition in all material respects, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

           (d) comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of the business conducted by the Company and the Consolidated Entities.

     6.  Dealings with Affiliates and Others. Other than with respect to the
         -----------------------------------
Management Agreement, neither the Company nor any Consolidated Entity shall enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officers or directors of the Company or any Consolidated Entity, nor shall it enter into any transaction, on terms less favorable to the Company or any Consolidated Entity than the Company or any Consolidated Entity would be able to obtain in a transaction with a person or entity unaffiliated with the Company or any Consolidated Entity, with a holder of at least one percent (1%) or more of the capital stock of the Company or any Consolidated Entity, or any member of their respective families or any Affiliate thereof.

     7.  Change in Nature of Business.  Neither the Company nor any Consolidated
         ----------------------------
Entity shall make any material change in the nature of its business as carried on at the date hereof or as contemplated in the Company's Registration Statement on Form S-1 (333-26137), as filed with the Securities and Exchange Commission unless approved by the Investors.

     8.  Payment of Expenses.  The Company shall pay at each Closing, the costs
         -------------------
incurred to such Closing Date by the Investors and Bain Capital, Inc. in connection with the transactions contemplated hereby and such Closing which shall be an adjustment to purchase price; provided, that for purposes of the
                                          --------
antidilution provisions contained in the Restated Certificate and the Warrant the purchase price shall be deemed to be initially $3.25 per share, including without limitation, the fees and expenses of Ropes & Gray, counsel to the Bain Investors, Hogan & Hartson, counsel to the Capital Investors, Fried, Frank, Harris, Shriver & Jacobson, counsel to the Goldman Investors and Price Waterhouse LLP, accountants to the Investors.

     9.  Cooperation and Access.  The Company shall, and shall cause each
         ----------------------
Consolidated Entity to (a) use its reasonable best efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory authorities or any other third party required to consummate the transactions contemplated hereby including, without limitation, the expiration or earlier termination of all applicable waiting periods under the HSR Act, as amended, and (b) provide such other information and communications to such governmental or regulatory authorities or other third parties as such governmental or regulatory authorities or other third parties may reasonably request in connection therewith. The Company and the Investors shall cooperate with each other to satisfy the conditions to each of the Closings contained in this Agreement and neither of them shall take, nor will the Company permit any Consolidated Entity to take any action (other than an action required by any law) that could reasonably be expected to result in the nonfulfillment of any such condition. The Company shall, and shall cause each Consolidated Entity to, provide the Investors and their respective officers, employees, counsel, accountants, financial advisors, consultants, environmental engineers and other representatives (together, "Representatives") with full access, upon 24 hours'
                            ---------------
prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and each Consolidated Entity and to its assets and properties and its books and records, including without limitation any documents or properties related to any potential acquisition or affiliation by the Company or any Consolidated Entity with any physician practice group. No investigation by the Investors or their Representatives shall limit or otherwise affect the Company's representations and warranties hereunder.

     10.  Allocation of Purchase Price.  The Company and the Investors agree
          ----------------------------
that for Tax and financial reporting and all other purposes the purchase price paid by the Investors shall be allocated among the Shares and Warrants purchased in the various Closings in proportion to their relative fair market values at the time of each Closing to the extent consistent with applicable law, as determined in good faith by the Investors.

     11.  Conduct of Business.  Prior to the Closing, except as otherwise
          -------------------
contemplated by this Agreement, the Company shall cause each Consolidated Entity to carry on its business in the usual and ordinary course. Without limiting the foregoing, except as otherwise contemplated by this Agreement, the Company shall not and shall cause or not permit any Consolidated Entity, other than in the ordinary course of business, to incur any capital expenditures, issue stock, declare dividends, adopt benefit plans, change accounting methods, sell or purchase material assets or incur liabilities or do any other thing that could have the effect of rendering the representations and warranties contained herein to become untrue or incomplete in any respect.

     12.  Reservation of Shares.  The Company shall at all times reserve and
          ---------------------
make available (a) sufficient Reserved Shares for issuance upon exercise of the Warrants; and (b) sufficient Conversion Shares for issuance upon conversion of the Shares or the Reserved Shares.


     13.  Future Financings.
          -----------------

           1.  Exclusivity.  The Company hereby agrees that it will not, and it
               -----------
     will cause the Consolidated Entities and each of their respective affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or enter into discussions, agreements or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Investors and their designees) concerning any debt or equity investment in the Company or any Consolidated Entity other than the investments contemplated hereby (subject to the terms and conditions hereof) by the Investors.

          2.  Participation Rights.  The Company agrees that neither the Company
              --------------------
     nor any Consolidated Entity shall issue or sell any of their respective equity and debt securities (including but not limited to capital stock or securities convertible into, exchangeable for, or options, warrants, or other rights to purchase such capital stock and indebtedness for money borrowed, promissory notes, demand notes, bonds, debentures, letters of credit, or similar instruments and guarantees of the foregoing obligations) (collectively, the "Future Securities") to any person without first
                         -----------------
     providing each Investor the right to subscribe for such Future Securities at a price and on such other terms (including the method of purchase; provided, however, that each Investor shall have the option of purchasing
     --------  -------
     Future Securities with cash, regardless of the method of purchase offered to such Person) which are no less favorable as shall be offered to such third party and which shall have been specified by the Company in a writing delivered to each Investor (the "Proposal"). The Proposal by its terms
                                      --------
     shall remain open and irrevocable for a period of 20 days from the date it is delivered by the Company to each Investor (the "Future Securities
                                                        -----------------
     Exercise Period"). The Proposal shall also certify that the Company intends
     ---------------
     in good faith to make an offering of its securities at the price and on the terms set forth in such certification.

          3.  Notice.  Notice of an Investor's intention to accept, in whole or
              ------
     in part, the Proposal made pursuant to Section 7.13.2 shall be made in writing signed by the Investor and delivered to the Company prior to the end of the Future Shares Exercise Period, setting forth that portion of the Future Shares, which the Investor elects to purchase (the "Notice of
                                                                ---------
     Purchase").  If the total number of Future Securities is sufficient to
     --------
     satisfy the elections of Investors contained in the Notices to Purchase such Future Securities shall be allocated in accordance with their elections; if not the available Future Securities shall be allocated among the Investors in proportion to their election, provided, that, such
                                                    --------  ----
     allocation shall be adjusted if necessary so that no Investor is allocated more Future Securities than it has elected to purchase.

          4.  Sale to Third Parties.  In the event that the Investors elect not
              ---------------------
     to purchase all (or any part) of the Future Securities, the Company shall have 120 days from the expiration of the Future Securities Exercise Period to offer and sell all or any part of such Future Securities not purchased by the

     Investors (the "Refused Future Securities") to any other Person(s), but
                     -------------------------
     only upon terms and conditions in all respects (including, without limitation, unit price and interest rates) which are no more favorable to such other Person(s) or less favorable to the Company than those set forth in the Proposal; provided that such Sale be to the same Person(s) or their
                      --------
     affiliates identified in the Proposal, if so identified pursuant to Section
     7.13.2. In the event that the Company so sells the Refused Future Securities to such other Person(s), the sale to each Investor of the Future Securities in respect of which a Notice of Purchase was delivered to the Company by such Investor shall occur upon the closing of the sale to such other Person(s) of Refused Future Securities (which closing shall include full payment to the Company). If there are no Refused Future Securities, the sale to such Investor of such Future Securities shall occur within 20 days of the expiration of the Future Securities Exercise Period. If such offering or sale of Refused Future Securities shall be terminated, the Company shall promptly give such Investor written notice of such termination and such Investor may, but shall not be required to, purchase such Future Securities, in which case such purchase shall occur within 30 days of the date of such termination. In any event, the sale to such Investor of such Future Securities shall be on the terms specified in the Proposal. Any Refused Future Securities not purchased by such other Person(s) within such 120-day period shall remain subject to this Section 7.

          5.  Exceptions.  Notwithstanding anything to the contrary stated
              ----------
     above, the provisions of, and the rights of the Investors under, this
     Section 7.14 shall not apply to (i) Future Securities issued in connection with stock splits or other stock dividends, issued on a pro rata basis to the holders of all shares of Common Stock outstanding and securities convertible into or exercisable for shares of Common Stock, in accordance with the number of shares of Common Stock and held by such holder or issuable upon conversion or otherwise, as applicable, (ii) any sale of Future Securities pursuant to a Public Offering, (iii) any sale or grant of Future Securities by the Company to its employees, consultants, advisory committee members or directors (or employees of any Consolidated Entity eligible to participate in such plan), pursuant to a bona fide employee stock purchase, option or similar benefit plan or other arrangement approved by the Company's Board of Directors, (iv) Future Securities issued upon exchange or exercise of warrants outstanding as of the date of this Agreement including the Warrants, (v) Future Securities issued in connection with an acquisition of assets or other business combination permitted under the terms of the Purchase Agreement, and (vi) Future Securities issued to lender which is a bank under the Bank Holding Company Act which has an interest rate payable in cash at such lender's rate charged generally for corporate loans and which does not have any equity securities or securities convertible or exchangeable or exercisable for equity securities of the Company or any Consolidated Entity issued in connection therewith or any commitments to issue the foregoing.

     14.  Period.  The foregoing provisions of this Section 7 (other than
          ------
Sections 7.1, 7.10, and 7.12) shall terminate on a Qualified Public Offering.

     15.  Disclosure of Investment.  The Company shall not permit any of its
          ------------------------
subsidiaries to (i) except as may be necessary or desirable in connection with a request by or a filing with a governmental agency, regulatory or supervisory authority or court or as required by law, disclose the transactions contemplated by this Agreement or any of the Transaction Agreements or any of the terms thereof without the prior consent of the Investors, (ii) use in advertising or publicity the name of any Investor, or any partner or employee of such Investor or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any Investor or any of its respective affiliates, in either case without the prior written consent of such Investor or (iii) represent, directly or indirectly, any product or any service provided by any or any of its subsidiaries has been approved or endorsed by any Investor without the prior written consent of the Investor; provided, however, the Company may orally
                                 --------  -------
disclose: (i) that the Investors are stockholders of the Company, (ii) the aggregate purchase price paid by each Investor in connection with the investment contemplated by this Agreement and (iii) the percentage of the outstanding shares of capital stock of the Company held by each Investor.

     16.  Consolidation.  The Company agrees that it will use its reasonable
          -------------
best efforts, consistent with the Business Plan and in consultation with the Board of Directors of the Company, to take such action as is reasonably necessary, including, amend the governance provisions of the organizational documents of the Joint Policy Board and, to the extent necessary, the MCP Agreements and Flagship Agreements, to cause each of MCP, Flagship and each physician practice group acquired by or affiliated with (whether by management agreement or stockholder transfer or designation or similar agreement or otherwise) the Company or any of its Affiliates, (unless consented to by the Investors) to be consolidated in the financial statements of the Company in accordance with GAAP, including without limitation consensuses as in effect or expressed on the date hereof with respect to Issue No. 97-2 of the Emerging Issues Task Force of the Financial Accounting Standards Board, and in accordance with rules, regulations and views of the Securities and Exchange Commission as in effect or expressed on the date hereof. For purposes of this Agreement, each consolidated entity referred to in the foregoing sentence shall be a "Consolidated Entity" and collectively, the "Consolidated Entities".
 -------------------                         ---------------------

     17.  Form S-1.  The Company's Registration Statement on Form S-1
          --------
(333-26137) (the "Form S-1") and all documents filed as Exhibits thereto will,
                  --------
when declared effective by the Securities and Exchange Commission pursuant to the Securities Act, conform in all material respects to the requirements of the Securities

Act, and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

8.   Negative Covenants.
     ------------------

     So long as the Investors hold in the aggregate at least 30% of the aggregate number of shares of Class B Common Stock and Class C Common Stock (together the "Class B&C Stock") then issued and outstanding collectively,
               ---------
neither the Company nor any Consolidated Entity will, at any time, without the prior written consent of the Investors holding in the aggregate at least two-thirds of the aggregate number of shares of the Class B & C Stock then issued and outstanding (a "Supermajority") take any Restricted Action or permit any Restricted Action to be taken; provided that such Supermajority shall include
                               -------- ----
the Bain Investors. The obligations under this Section 8 shall terminate on a Qualified Public Offering.

9.   Definitions.
     -----------

     1.  Certain Defined Terms.  As used in this Agreement, the following terms
         ---------------------
have the following definitions:

           1.  "Affiliate" shall mean, with respect to any Person, any other
                ---------
     Person directly or indirectly controlling, controlled by or under common control with such Person, including effective control by virtue of a contractual relationship such as a management agreement or stockholder transfer or designation or similar agreement. Notwithstanding the foregoing, with respect to the definition of Restricted Action, no Investor shall be deemed to be an Affiliate of the Company and no Person who is an Affiliate of an Investor for reasons unrelated to the Company or any Consolidated Entity shall be deemed to be an Affiliate of the Company.

           2.  "Affiliated Fund" shall mean any limited partnership or other
                ---------------
     Person formed for the purpose of investing in other companies or businesses and for which (a) any general partner of any Investor or any of its Affiliates has the right to direct the voting of shares of corporations in which such limited partnership or other Person invests or (b) any general partner of an Investor or any of their respective Affiliates provides management services.

           3.  "Employee Benefit Plan" shall mean any (a) nonqualified deferred
                ---------------------
     compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement, (c) qualified defined benefit retirement plan or arrangement or (d) "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) or material fringe benefit plan or program.

               4.  "GAAP" shall mean the generally accepted accounting
                    ----
     principles as in effect in the United States of America as of the Closing Date.

               5.  "Knowledge" shall mean with respect to any Person if (a) such
                    ---------
     Person is actually aware of such fact or other matter; or (b) a reasonable Person would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation.
     The Company will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a senior member of management of the Company (or in any similar capacity) has Knowledge of such fact or other matter.

               6.  "Indebtedness" shall mean all (i) indebtedness for borrowed
                    ------------
     money, (ii) obligations evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of assets or services (other than trade payables and accruals therefor incurred in the ordinary course of business), (iv) capitalized lease obligations, (v) letters of credit, and (vi) in the nature of guarantees of the obligations described in (i) through (v) above.

               7.  "Permitted Liens" shall mean such of the following as to
                    ---------------
     which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies to the extent required to be paid and for which adequate reserves are reflected on the Financials; (b) liens imposed by law, such as materialmen's mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue and (ii) either individuals or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (e) liens existing on acquired physician practices approved by the Board of Directors in accordance with the Restated Certificate, or if applicable, Section 8 of this Agreement.

               8.  "Person" shall mean any individual, partnership, corporation,
                    ------
     association, trust, joint venture, unincorporated organization or other entity.

               9.  "Qualified Public Offering" shall mean the closing of a
                    -------------------------
     Public Offering with (i) the net proceeds of the sale of such Shares by the Company and any stockholder of the Company to equal or exceed $50,000,000 provided that (A) the Investors shall have sold or shall be permitted to sell fifty percent of the capital stock into which the Class B Common Stock and the Class C Common Stock is convertible and (B) the net proceeds of the sale of such shares or the net proceeds of the sale of such shares which would be permitted to be sold in such offering by (1) the Capital Investors equal or exceed seventy-five percent of the total amount invested in capital stock of the Company by the Capital Investors up to $15,000,000, (2) the net proceeds of the sale thereof by the Bain Investors shall equal or exceed seventy-five percent of the total amount invested in capital stock of the Company by the Bain Capital Investors up to $15,000,000 and (3) the Goldman Investors equal or exceed seventy-five percent of the total amount invested in capital stock of the Company by the Goldman Investors up to $15,000,000 and (ii) subject to a firm commitment underwriting conducted by a nationally recognized underwriter acceptable to a majority of the Class B Directors and Class C Directors, voting together as a single class.

               10.  "Restricted Action" shall mean any of the following:
                     -----------------

               (a) A merger, consolidation amalgamation, liquidation, winding up, or dissolution of the Company or any Consolidated Entity thereof with any Person other than a merger or consolidation of a Subsidiary with the Company or any other Subsidiary of the Company provided that, in the case of any such merger or consolidation, the person formed by such merger or consolidation shall be a wholly-owned Subsidiary of the Company.

               (b) A sale, lease, transfer or other disposition of or grant or any option or other right to purchase, lease or otherwise acquire all or a material part of the assets of the Company, the Subsidiaries or any Affiliates (other than pursuant to an agreement in effect on the Closing
     Date); or

               (c) Any agreement, contract, commitment or understanding with any Person for the acquisition or affiliation entered into by the Company, or any of its Consolidated Entities of any business or assets including, without limitation any management agreement, and the terms of any securities or other consideration to be issued in connection therein or acquired any business or assets other than acquisitions not in excess of $1,000,000 in any 12 month period.

               (d) Any dividends, distributions, repurchase, redemption, retirement, defeasance or similar transaction for capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit the Company, its Subsidiaries or any Consolidated Entity to do any of the foregoing.

               (e) Any material change in the nature of its business of this Company and its Consolidated Entities, taken as a whole, as carried on at the date hereof and reasonable extensions thereof.

               (f) Any amendment or restatement of organizational documents (including the Certificate of Incorporation) or Bylaws of the Company or any Consolidated Entity.

               (g) Retain or dismiss the services of the Chief Operating Officer or the Chief Financial Officer of the Company; or grant any increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice and as required by law; effect any change in retirement benefits to any class of employees or officers other than in connection with affiliations with physician practice groups approved by the Class B Directors and the Class C Directors, except as may be required by law, or enter into any benefit plans or similar agreements or arrangements;

               (h) Adopt or approve an annual operating budget for the Company and the Consolidated Entities, including the budget for capital expenditures;

               (i) Any transaction between the Company and its Consolidated Entities between an officer, director, or holder of more than 5% of the outstanding capital stock of the Corporation which is not in all material respects upon terms consistent with an arms-length transaction between unaffiliated parties.

               (j) The commencement, management, defense, prosecution or settlement of any material action, suit, investigation or proceeding before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting the Company, the Subsidiaries or any Affiliate thereof other than any such action, suit or proceeding initiated and instituted by the holders of Class B Common Stock or the holders of Class C Common Stock against the Company.

               11.  "Subsidiary" shall mean any corporation with respect to
                     ----------
     which a specified Person (or a Subsidiary thereof) owns a majority of the capital stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

               12.  "Taxes" shall mean all federal, state, county, local,
                     -----
     foreign and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.

               13.  "Tax Returns" shall mean all returns, amended returns,
                     -----------
     declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

     2.  Certain Matters of Construction.  In addition to the definitions
         -------------------------------
referred to as set forth in Section 9.1:

               (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

               (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

               (c) The masculine, feminine and neuter genders shall each include the other.

     3.  Cross Reference Table.  The following terms defined elsewhere in this
         ---------------------
Agreement in the Sections set forth below shall have the respective meanings therein defined:

            Term                                       Definition
            ----                                       ----------

            "Additional Closing"                       Section 1.3
            "Agreement"                                Preamble
            "Bain Investor"                            Preamble
            "Capital"                                  Preamble
            "Capital Investors"                        Preamble
            "CERCLA"                                   Section 2.21
            "Class B Common Stock"                     Section 1.1
            "Class B-1 Common Stock"                   Section 1.1
            "Class B-2 Common Stock"                   Section 1.1
            "Class B & C Common Stock"                 Section 8

            "Class B Shares"                           Section 1.2(a)
            "Class B Warrants"                         Section 1.2
            "Class C Common Stock"                     Section 1.1
            "Class C Shares"                           Section 1.2(b)
            "Class C Warrants"                         Section 1.2(b)
            "Closings"                                 Section 1.3
            "Code"                                     Section 2.22(c)
            "Common Stock"                             Section 2.3(a)
            "Company"                                  Preamble
            "Company Financials"                       Section 2.5.1
            "Consolidated Entity"                      Section 7.6
            "Consolidated Entities"                    Section 2.5.3
            "Contracts"                                Section 2.10
            "Conversion Shares"                        Section 2.3(a)
            "ERISA"                                    Section 2.22(a)
            "ERISA Affiliate"                          Section 2.22(d)
            "Financials"                               Section 2.5.1
            "First Closing"                            Section 1.3
            "Flagship"                                 Section 2.1
            "Flagship Agreement"                       Section 2.3(c)
            "Flagship Designation Agreement"           Section 2.3(c)
            "Flagship Services Agreement"              Section 2.3(c)
            "Future Securities"                        Section 7.13.2
            "Future Securities Exercise Period"        Section 7.13.2
            "Goldman Investors"                        Preamble
            "HSR Act"                                  Section 6.4
            "Installments"                             Section 1.3
            "Investors"                                Preamble
            "MCP"                                      Section 2.1
            "MCP Agreements"                           Section 2.3(b)
            "MCP Designation Agreement"                Section 2.3(b)
            "MCP Services Agreement"                   Section 2.3(b)
            "Notice of Purchase"                       Section 7.13.3
            "1996 Financials"                          Section 2.5.1
            "1997 Financials"                          Section 2.5.1
            "Original Agreement"                       Preamble
            "Permits"                                  Section 2.26(a)
            "Proposal"                                 Section 7.13.2
            "Qualified Plans"                          Section 2.22(c)
            "RCRA"                                     Section 2.21(a)
            "Refused Future Securities"                Section 7.13.4
            "Related Party"                            Section 2.23
            "Representatives"                          Section 7.9
            "Reserved Class B Shares"                  Section 1.2(a)

            "Reserved Class C Shares"                  Section 1.2(b)
            "Restated Certificate"                     Section 1.1
            "Second Closing"                           Section 1.3(b)
            "Securities"                               Section 3.1(b)
            "Securities Act"                           Section 2.3(a)
            "Shares"                                   Section 1.2(b)
            "Sole Stockholder"                         Section 2.3(b)
            "Stockholders Agreement"                   Section 2.2
            "Supermajority"                            Section 8
            "Transaction Agreements"                   Section 2.2
            "Warrants"                                 Section 1.2(b)

     10.  Miscellaneous.
          -------------

          1.  Survival of Covenants; Assignability of Rights.  All covenants,
              ----------------------------------------------
     agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith shall be deemed material and to have been relied upon by such Investor, and shall survive the delivery of the Shares and the Warrants, and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Shares and the Warrants, whether so expressed or not.

          2.  Incorporation by Reference.  All exhibits and schedules appended
              --------------------------
     to this Agreement are herein incorporated by reference and made a part hereof.

          3.  Parties in Interest.  All covenants, agreements, representations,
              -------------------
     warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          4.  Amendments and Waivers.  Except as set forth in this Agreement,
              ----------------------
     changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), or representatives to act on behalf of the holders of all of the Shares may be designated, upon the written consent of the Company and a majority of the voting power of the Shares.

          5.  Governing Law. This Agreement shall be deemed a contract made
              -------------
     under the laws of The Commonwealth of Massachusetts and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

          6.  Effect of Investigations.  No investigation by the parties hereto
              ------------------------
     made heretofore or hereafter, whether pursuant to this Agreement or otherwise, shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

          7.  Notices.  All notices, requests, consents and demands shall be in
              -------
     writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the Company at:

                        Physicians Quality Care, Inc.
                        950 Winter Street
                        Suite 2410
                        Waltham, Massachusetts 02154
                        Attn: Jerilyn Asher

          with a copy to:

                        David Phelan, Esq.
                        Hale and Dorr
                        60 State Street
                        Boston, Massachusetts 02109

          or to each Bain Investor at its address set out on Exhibit A-1 hereto with a copy to:

                        Lauren I. Norton, Esq.
                        Ropes & Gray
                        One International Place
                        Boston, Massachusetts 02110

          or to the Capital Investors at:

                        ABS Capital Partners
                        One South Street
                        Baltimore, Maryland 21202
                        Attn: Timothy T. Weglicki

          with a copy to:

                        Michael J. Silver, Esq.
                        Hogan & Hartson, L.L.P.
                        111 South Calvert Street
                        Baltimore, Maryland  21202
          or to the Goldman Investors at:

                        GS Capital Partners
                        85 Broad Street
                        New York, New York 10004
                        Attn: Carla Skodinski

          with a copy to:

                        Stuart Z. Katz, Esq.

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York 10004-1980

     or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

          8.  Effect of Headings.  The section and paragraph headings herein are
              ------------------
     for convenience only and shall not affect the construction hereof.

          9.  Entire Agreement.  This Agreement and the Exhibits and Schedules
              ----------------
     hereto together with the Stockholders Agreement and the Transaction Agreements constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof. This Agreement, the Stockholders Agreement and such Transactions Agreements supersede all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

          10.  Severability.  The invalidity or unenforceability of any
               ------------
     provision hereof shall in no way affect the validity or enforceability of any other provision.

          11.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
     all of which together shall constitute one and the same instrument.

           [The rest of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

                                     PHYSICIANS QUALITY CARE, INC.


                                     By
                                       -------------------------------
                                       Title:

                                     BAIN CAPITAL FUND V, L.P.

                                     By Bain Capital Partners V, L.P., a
                                         Delaware limited partnership,
                                         its general partner

                                         By Bain Capital Investors V, Inc., its
                                             general partner


                                         By
                                           -------------------------------
                                           Title: Managing Director

                                     BAIN CAPITAL FUND V-B, L.P.

                                     By Bain Capital Partners V, L.P., a
                                         Delaware limited partnership,
                                         its general partner

                                         By Bain Capital Investors V, Inc., its
                                             general partner


                                         By
                                           ------------------------------
                                           Title: Managing Director

                                     BCIP ASSOCIATES


                                     By
                                       ----------------------------------
                                       Title: a general partner

                                     BCIP TRUST ASSOCIATES, L.P.


                                     By
                                       ----------------------------------
                                       Title: a general partner

                                     ABS CAPITAL PARTNERS II, L.P.


                                     By
                                       ----------------------------------
                                       ABS Partners II, LLC,
                                       its general partner

                                     By
                                       ----------------------------------
                                       Timothy T. Weglicki, Managing Member


                                     ------------------------------------
                                     Russell Ray
                                     115 Longwood Road
                                     Baltimore, MD 21210


                                     ------------------------------------
                                     Steve Schuh
                                     729 Skywater Road
                                     Gibson Island, MD 21056


                                     -------------------------------------
                                     Stanley Blaylock
                                     1505 Heather Hill Lane
                                     Hunt Valley, MD 21030




                                     -------------------------------------
                                     Dick Franyo
                                     925 Drohomer Place
                                     Baltimore, MD 21210


                                     -------------------------------------
                                     Christopher Camut
                                     4405 Bedford Place
                                     Baltimore, MD 21218

                                     -------------------------------------
                                     Terry Hyman
                                     3131 O Street, N.W.
                                     Washington, D.C. 20007


                                     -------------------------------------
                                     Brent Milner
                                     5505 St. Alban's Way
                                     Baltimore, MD 21212


                                     -------------------------------------
                                     Kathy Coffey
                                     1800 Broadway, #301
                                     San Francisco, CA 94109


                                     -------------------------------------
                                     Mark Klausner
                                     7105 Charles Spring Way
                                     Towson, MD 21204


                                     -------------------------------------
                                     Michael Singer
                                     3048 Jackson Street
                                     San Francisco, CA 94111


                                     -------------------------------------
                                     Stuart Smith
                                     7834 Ellenham Road
                                     Ruxton, MD 21204


                                     -------------------------------------
                                     Gary Lessing
                                     10 Queensdale Place
                                     London, England W11 4SQ

                                     GS CAPITAL PARTNERS II, L.P.

                                           By: GS Advisors, L.P.
                                               Its General Partner

                                           By: GS Advisors Inc.
                                               Its General Partner



                                        By:
                                           ----------------------------------
                                           Title:



                                     GOLDMAN, SACHS & CO. VERWALTUNGS GMBH



                                        By:
                                           ----------------------------------
                                           Managing Director


                                        By:
                                           ----------------------------------
                                           Managing Director or
                                           Registered Agent



                                     GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                        By: GS Advisors II (Cayman), L.P.
                                            Its General Partner

                                        By: GS Advisors II, Inc.
                                            Its General Partner



                                     By:
                                        -------------------------------------
                                     Title:

                                     THE GOLDMAN SACHS GROUP, L.P.

                                        By: The Goldman Sachs Corporation
                                            Its General Partner

                                        By:
                                           -------------------------------
                                           Title: Executive Vice President

                         List of Exhibits and Schedules
                         ------------------------------


Exhibits
--------

A-1.         List of Holders of Class B Shares and Warrants

A-2.         List of Holders of Class C Shares and Warrants

B.           Form of the Company's Restated Certificate of Incorporation

C-1.         Form of Class B Warrant

C-2.         Form of Class C Warrant

D.           Form of Amendment No. 2 to Stockholders Agreement

E.           Form of Opinion of Company Counsel

F.           Form of the Company's Amended By-Laws

G.           Form of Capital Certificate



Schedules
---------
2.3.         Outstanding Warrants and Options and Other Rights

2.4.         Subsidiaries and Affiliates

2.5.         Financial Statements

2.6          Undisclosed Liabilities

2.7          Absence of Material Changes

2.8.         Properties

2.10.        Contracts

2.12.        Intellectual Property

2.18.        Brokerage Commissions

2.20.        Insurance

2.22.        Employee Benefit Plans

2.23.        Transactions With Affiliates

2.26         Compliance with All Laws